      As filed with the Securities and Exchange Commission on May 7, 1998

                                                    Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                          SMARTALK TELESERVICES, INC.
             (Exact name of registrant as specified in its charter)



            California                                         95-4502740
  (State or other jurisdiction of                       (I.R.S. Employer ID No.)
  incorporation or organization)



                          5500 Frantz Road, Suite 125
                               Dublin, Ohio 43017
                                 (614) 764-2933
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           SMARTALK TELESERVICES, INC.
                      1996 NONQUALIFIED STOCK OPTION PLAN
                           1996 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                                Thaddeus Bereday
                           SmarTalk TeleServices, Inc.
                          5500 Frantz Road, Suite 125
                               Dublin, Ohio 43017
                                 (614) 799-4538
                              (614) 764-4801 (fax)
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------


                         Calculation of Registration Fee

------------------------------------------------------------------------------------------------------------------------------------
  Title of securities to           Amount to be         Proposed maximum        Proposed maximum              Amount of
      be registered                 registered         offering price per      aggregate offering         registration fee
                                                            share(1)                price(1)
------------------------------------------------------------------------------------------------------------------------------------
     Common Stock, no                3,033,052                100%                 $60,661,040                  $17,895
   par value per share

---------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based upon the average of the high and low prices reported on the Nasdaq Stock Market on May 1, 1998.

         There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the Plans.

                                   STATEMENT


        This Registration Statement on Form S-8 relating to the Registrant's 1996 Nonqualified Stock Option Plan and 1996 Stock Incentive Plan is being filed to register additional securities of the same class as other securities for which an earlier-filed Registration Statement on Form S-8 relating to the 1996 Nonqualified Stock Option Plan and 1996 Stock Incentive Plan is effective. Pursuant to Instruction E on Form S-8, the contents of such earlier Registration Statement (No. 333-36543) are incorporated herein by reference. The total number of shares of Common Stock relating to the 1996 Nonqualified Stock Option Plan and 1996 Stock Incentive Plan, including the 3,033,052 shares in this registration statement, is 4,500,000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Los Angeles, State of California on the date indicated below.


                                    SMARTALK TELESERVICES, INC.


Date:  May 7, 1998                      By:  /s/  THADDEUS BEREDAY
                                             --------------------------------
                                             Thaddeus Bereday
                                             General Counsel, Vice President -
                                             Legal Affairs


         Each of the undersigned hereby constitutes and appoints Robert H. Lorsch, Erich L. Spangenberg and Thaddeus Bereday such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in such person's name and on such person's behalf, in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or such attorneys-in-fact's substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                                 Title                                    Date
---------                                                 -----                                    ----
/s/ ROBERT H. LORSCH                     Chairman of the Board of Directors                      May 7, 1998
--------------------------------
Robert H. Lorsch

/s/ ERICH L. SPANGENBERG                 Vice Chairman of the Board of Directors                 May 7, 1998
--------------------------------         and Chief Executive Officer
Erich L. Spangenberg                     (Principal Executive Officer)


/s/ GLEN ANDREW FOLCK                    Chief Financial Officer and Vice                        May 7, 1998
--------------------------------         President Finance/Operations
Glen Andrew Folck                        (Principal Financial and
                                         Accounting Officer)

Signature                                 Title                                                   Date
---------                                 -----                                                   ----

/s/ AHMED O. ALFI
--------------------------------         Director                                                May 7, 1998
Ahmed O. Alfi

/s/ FRED F. FIELDING
--------------------------------         Director                                                May 7, 1998
Fred F. Fielding

/s/ KENNETH A. VIELLIEU
--------------------------------         Director                                                May 7, 1998
Kenneth A. Viellieu

/s/ ROBERT M. SMITH
--------------------------------         Director                                                May 7, 1998
Robert M. Smith

                                  EXHIBIT INDEX


Exhibit
Number            Description
-------           -----------
 5.1              Opinion of Dewey Ballantine LLP with respect to the legality of the securities being registered

23.1              Consent of Dewey Ballantine LLP (contained in their opinion filed herewith as Exhibit 5.1)

23.2              Consent of Price Waterhouse LLP

24.1              Power of Attorney of directors and certain officers of the Company (included in Signature Page)





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